UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2006

Moscow CableCom Corp.

(Exact name of registrant as specified in its charter)

Commission file number:  000-01460

Delaware	06-0659863
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 38th Floor	10022
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 826-8942
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a)  (i) On December 5, 2006, Moscow CableCom Corp. (the “Company”) received notification from ZAO PricewaterhouseCoopers Audit (“PwC”) that PwC is declining to stand for re-appointment as the Company’s independent registered public accounting firm for the year ending December 31, 2006. PwC provided this letter in response to a request for a proposal from the Company, as part of a process in which competitive bids were also sought from other independent public accounting firms.

(ii) The reports of PwC on the Company’s consolidated financial statements as of and for the year ended December 31, 2005 and for the ten month transition period ended December 31, 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

(iii) The Audit Committee of the Company’s Board of Directors accepted the notification from PwC that PwC is declining to stand for re-appointment as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

(iv) During the year ended December 31, 2005, the ten month transition period ended December 31, 2004 and through December 5, 2006, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the Company’s financial statements for such periods.

(v) During the year ended December 31, 2005, the ten month transition period ended December 31, 2004 and through December 5, 2006, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the previously reported control deficiencies which management concluded constitute two material weaknesses in the Company’s internal control over financial reporting, including the Company’s failure to (a) prepare a formalized assessment of fraud risk or implement certain corporate governance policies, (b) implement a code of business conduct for all employees, (c) monitor compliance with the Company’s anti-fraud programs and controls, (d) adequately review and analyze the accuracy of the its valuation allowance relating to deferred tax assets, (e)  adequately review and analyze the completeness and accuracy of its inventory and construction material obsolescence reserves, (f) adequately review and analyze the application of accounting principles generally accepted in the United States with respect to its accounting for stock options with intrinsic value on the date of grant or with provisions that give rise to variable accounting for such options, (g) adequately review and analyze its determination of the functional currency of its Moscow-based operating subsidiary, and (h) adequately review and analyze its application of accounting principles generally accepted in the United States with respect to its accounting for revenue and costs at the time of installation of Internet or cable TV services.

These control deficiencies contributed to the need for the Company to restate its financial statements for each of the periods ended June 30, 2005, September 30, 2005, December 31, 2005 and March 31, 2006, to correct errors in its accounting for deferred income taxes, and to make audit adjustments relating to the accounting for deferred income taxes which were made during the preparation of the unaudited consolidated condensed financial statements as of and for the three and nine months ended September 30, 2006.

These control deficiencies and the remediation process implemented by the Company are more fully described in Item 9A, Controls and Procedures, in the Company’s annual report on Form 10-K/A for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on October 25, 2006, which description is incorporated by reference into this current report on Form 8-K.

The Company’s Audit Committee discussed these material weaknesses with PwC, and the Company has authorized PwC to respond fully to the inquiries of its successor auditor concerning the subject matter of these material weaknesses.

The Company has requested PwC to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the above statements. A copy of such letter, dated December 11, 2006, is filed as Exhibit 16.1 to this Form 8-K.

The Company expects to announce the appointment of a new independent registered public accounting firm within the next few days.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits

The following is furnished as an Exhibit to this report:

Exhibit Number

Description of Exhibit

16.1

Letter from ZAO PricewaterhouseCoopers Audit dated December 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Tate Fite        _

Name: Tate Fite
Title:  Chief Financial Officer

Date:  December 11, 2006

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